EXHIBIT 99.1

                        COUSINS PROPERTIES INCORPORATED
                         QUARTERLY INFORMATION PACKAGE
                      FOR THE QUARTER ENDED MARCH 31, 2003

I.      PRESS RELEASE

        Press Release
        Consolidated Statements of Income
        Net Income and Funds From Operations Basic Reconciliation




Certain matters contained in this package are forward-looking statements within the meaning of the federal securities laws and are subject to uncertainties and risks including, but not limited to, general economic conditions, local real estate conditions, interest rates, the Company's ability to obtain favorable financing, and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission, including the Form 8-K filed on March 9, 2001. The words "believes," "expects," "estimates" and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are based on current expectations and speak only as of the date of such statements. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise.

                                                         FOR IMMEDIATE RELEASE

CONTACT:Tom G. Charlesworth                    Mark A. Russell
        Executive Vice President,              Vice President - Chief Financial
        Chief Financial Officer and            Analyst and Director of Investor
        Chief Investment Officer               Relations
        (770) 857-2376                         (770) 857-2449
        tomcharlesworth@cousinsproperties.com  markrussell@cousinsproperties.com

                   Web site address: www.cousinsproperties.com


                     COUSINS PROPERTIES REPORTS RESULTS FOR
                               FIRST QUARTER 2003


          -   Net Income Increased 217% to $0.57 Per Share for the First Quarter
          - Funds From Operations Increased 102% to $0.97 Per Share for the First Quarter
          -   Portfolio 92% Leased at March 31, 2003


     ATLANTA (May 5, 2003) -- Cousins Properties Incorporated (NYSE:CUZ) today reported improved operating results for the first quarter ended March 31, 2003.

    All per share amounts are reported on a diluted basis; basic per share data is included in the financial tables accompanying this release.

    Net Income per share increased 217% to $0.57 per share for the first quarter of 2003 from $0.18 per share for the first quarter of 2002. Net Income increased 198% to $27.6 million for the first quarter of 2003 from $9.3 million a year ago. Funds From Operations ("FFO") per share increased 102% to $0.97 per share for the first quarter of 2003 from $0.48 per share for the first quarter of 2002. FFO increased 96% to $47.1 million for the first quarter of 2003 from $24.0 million a year ago.

    FFO and Net Income were positively impacted by an increase in rental property revenues of approximately $22.0 million, largely due to lease termination fees of $21.1 million, $20 million of which is attributable to the termination of the Cable & Wireless lease at the 55 Second Street property in San Francisco. The remaining termination fees are attributable to the termination of leases for seven other tenants. FFO and Net Income were negatively impacted by a decrease in development income and management and leasing fees, but were positively impacted by a decrease in the Company's provision for income taxes from operations. Increased interest expense of approximately $1.3 million contributed to the decrease in FFO and Net Income, in part because the interest that had been capitalized to the 55 Second Street and Emory Crawford Long Medical Office Tower projects was no longer subject to capitalization.

    In the first quarter of 2002, the Company expensed approximately $3.5 million of early debt extinguishment costs. Under accounting rules in effect at that time, this was categorized as an extraordinary item and, as such, did not reduce FFO. In April of 2002 the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 145 ("SFAS No. 145"). Under the new rules, effective January 1, 2003, the Company was required to adopt SFAS No. 145 which no longer allows the characterization of early debt extinguishment costs as extraordinary and which requires prior periods to be restated. FFO for the first quarter of 2002 has accordingly been restated downward by approximately $3.5 million. Adoption of SFAS No. 145 had no effect on Net Income.

    Net Income for the first quarter of 2003 as compared to Net Income for the first quarter of 2002 was negatively impacted by an increase in depreciation and amortization of approximately $4.2 million as the corresponding undepreciated tenant improvements and related costs of the eight lease terminations mentioned above were written off during the period and depreciation increased for 55 Second Street, which became partially operational for financial reporting purposes in February 2002.

    At March 31, 2003, Cousins' portfolio of operational office buildings was 91% leased; its operational retail centers were 97% leased; and its operational medical office buildings were 88% leased, resulting in a 92% overall leased level.

    Tom Bell, president and chief executive officer of Cousins, said, "The first quarter saw a continuance of the difficult office market, but our aggressive leasing efforts allowed us to sign several significant leases, including an additional 214,000-square-foot lease with Coca-Cola Enterprises at Wildwood Plaza and a 52,000-square-foot anchor lease with Frost Bank at Congress at Fourth in downtown Austin. Nationally known seafood restaurant, McCormick & Schmick's, has also signed a lease at Congress at Fourth, marking the restaurant's first Austin location and bringing the project to 46% leased. We also have significant leasing momentum on the retail side at The Avenue West Cobb, reaching 70% committed at our 206,000-square-foot specialty center, which is under-construction in suburban Atlanta. Our Land Division is also very active, with several new projects underway in Texas through the CL Realty venture, as well as The Georgian community in Paulding County."

    Mr. Bell continued, "The quarter also brought some significant management announcements, including the return of Dan DuPree as vice chairman to oversee our development activities. We also bolstered our finance and retail teams with key executive additions. We believe these changes enhance the Company's ability to prosper through the economic down cycle and be in position to take advantage of growth opportunities as they arise."

    The Company announced during the fourth quarter of 2001 that its Board of Directors adopted a plan authorizing the repurchase of up to 5 million shares of the Company's common stock. During the first quarter of 2003, the Company repurchased approximately 234,000 shares under this plan at an average price of $23.66 per share. Since 1999 the Company has repurchased approximately 2.7 million shares at a split adjusted average price of $23.44 per share.

    A schedule, entitled Net Income and Funds From Operations Basic Reconciliation, which reconciles Net Income to FFO is attached to this press release, as are the Consolidated Statements of Income. More detailed information on the quarterly Net Income and FFO results is included in the "Net Income and Funds From Operations-Supplemental Detail and Reconciliations" schedule which can be viewed along with other supplemental information included in the Company's Form 8-K furnished to the Securities and Exchange Commission ("SEC") or through the "Quarterly Press Release and Supplemental Information" link on the Investor Relations page of the Company's Web site at www.cousinsproperties.com. This information may also be obtained by calling the Company's Investor Relations Department, (770) 857-2449.

    FFO reported in this press release and the supplemental information provided by the Company for the first quarter of 2003 are calculated in accordance with the National Association of Real Estate Investment Trusts ("NAREIT") definition of FFO. The Company will follow this definition in the future. Prior to 2003, the Company reported FFO based upon NAREIT's definition with certain modifications, including the elimination of straight line rents and the reporting of stock appreciation right expense on a cash basis. The Company believes that at this time the use of NAREIT's definition is more consistent with current rules of the SEC, including new Regulation G, and that uniformity in the industry is generally beneficial. A schedule reconciling Net Income with FFO calculated pursuant to NAREIT's definition and with FFO as previously reported by the Company for the past 10 years is part of the supplemental information included in the Company's Form 8-K furnished to the SEC and also is available through the "Quarterly Press Release and Supplemental Information" and "Supplemental SEC Information" links on the Investor Relations page of the Company's Web site.


    Cousins Properties Incorporated, headquartered in Atlanta, has extensive experience in the real estate industry including the development, acquisition, financing, management and leasing of properties. The property types that Cousins actively invests in include office, retail, medical office and land development projects. The Company's portfolio consists of interests in 13.3 million square feet of office space, 3.3 million square feet of retail space and .9 million square feet of medical office space, and more than 300 acres of strategically located land for future commercial development. Cousins is a fully integrated equity real estate investment trust (REIT) that has been public since 1962 and trades on the New York Stock Exchange under the symbol "CUZ." For more information on the Company, please visit Cousins' Web site at www.cousinsproperties.com.

    The Company will conduct a conference call at 11:00 a.m. (Eastern time) on May 5, 2003, to discuss the results of the first quarter 2003. The number to call for this interactive teleconference is (913) 981-5508. A replay of the conference call will be available through this source until May 19, 2003, by dialing (719) 457-0820 and entering the passcode, 404253.

     The Company will provide an online Web simulcast and rebroadcast of its first quarter 2003 earnings release conference call. The live broadcast of Cousins' quarterly conference call will be available through the Investor Relations page of the Company's Web site at www.cousinsproperties.com, at www.streetevents.com and at www.companyboardroom.com on May 5, 2003, beginning at 11:00 a.m. (Eastern time). The rebroadcast will be available on the Investor Relations page of the Company's Web site at www.cousinsproperties.com.

    Certain matters discussed in this news release are forward-looking statements within the meaning of the federal securities laws and are subject to uncertainties and risks, including, but not limited to, general economic conditions, local real estate conditions, interest rates, the Company's ability to obtain favorable financing, and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission, including the Form 8-K filed on March 9, 2001. The words "believes," "expects," "estimates" and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are based on current expectations and speak as of the date of such statements. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise.

            COUSINS PROPERTIES INCORPORATED AND CONSOLIDATED ENTITIES
                        CONSOLIDATED STATEMENTS OF INCOME
               FOR THE THREE MONTHS ENDED MARCH 31, 2003 AND 2002
                                 (UNAUDITED) (In
                           thousands, except per share
                                    amounts)
                                                            Three Months
                                                           Ended March 31,
                                                        -------------------
                                                          2003        2002
                                                        -------     -------
REVENUES:
   Rental property revenues                             $58,076     $36,130
   Development income                                       764       1,186
   Management fees                                        2,105       2,354
   Leasing and other fees                                 1,111       1,157
   Residential lot and outparcel sales                    3,928       4,035
   Interest and other                                     1,055       1,135
                                                        -------     -------
                                                         67,039      45,997
                                                        -------     -------
INCOME FROM UNCONSOLIDATED JOINT VENTURES                 6,497       7,030
                                                        -------     -------
COSTS AND EXPENSES:
   Rental property operating expenses                    11,094      10,420
   General and administrative expenses                    7,214       7,295
   Depreciation and amortization                         15,400      11,156
   Stock appreciation right expense                           -          41
   Residential lot and outparcel cost of sales            3,231       2,970
   Interest expense                                       9,789       8,532
   Loss on debt extinguishment                                -       3,501
   Property taxes on undeveloped land                       185         176
   Other                                                  1,131         987
                                                        -------     -------
                                                         48,044      45,078
                                                        -------     -------
INCOME FROM CONTINUING OPERATIONS BEFORE
   INCOME TAXES                                          25,492       7,949
PROVISION FOR INCOME TAXES FROM OPERATIONS                  249         986
                                                        -------     -------
INCOME FROM CONTINUING OPERATIONS BEFORE
   GAIN ON SALE OF INVESTMENT PROPERTIES                 25,243       6,963
GAIN ON SALE OF INVESTMENT PROPERTIES, NET OF
   APPLICABLE INCOME TAX PROVISION                        1,003       1,029
                                                        -------     -------
INCOME FROM CONTINUING OPERATIONS                        26,246       7,992
                                                        -------     -------
INCOME FROM DISCONTINUED OPERATIONS                       1,348       1,282
                                                        -------     -------
NET INCOME                                              $27,594     $ 9,274
                                                        =======     =======
BASIC NET INCOME PER SHARE:
   Income from continuing operations                    $   .54     $   .16
   Income from discontinued operations                      .03         .03
                                                        -------     -------
   Basic net income per share                           $   .57     $   .19
                                                        =======     =======
DILUTED NET INCOME PER SHARE:
   Income from continuing operations                    $   .54     $   .16
   Income from discontinued operations                      .03         .02
                                                        -------     -------
   Diluted net income per share                         $   .57     $   .18
                                                        =======     =======
CASH DIVIDENDS DECLARED PER SHARE                       $   .37     $   .37
                                                        =======     =======

WEIGHTED AVERAGE SHARES                                  48,135      49,367
                                                        =======     =======

DILUTED WEIGHTED AVERAGE SHARES                          48,780      50,406
                                                        =======     =======

            COUSINS PROPERTIES INCORPORATED AND CONSOLIDATED ENTITIES
              NET INCOME AND FUNDS FROM OPERATIONS
               FOR THE QUARTERS ENDED MARCH 31, 2003 AND 2002
                          (UNAUDITED)
            (In thousands, except per share amounts)


                                                            2003        2002
                                                          -------     -------

Consolidated Net Income                                   $27,594     $ 9,274
Depreciation and amortization:
     Consolidated properties                               15,400      11,156
     Discontinued properties                                  676         864
     Unconsolidated joint ventures                          4,440       4,277
Depreciation of furniture, fixtures and equipment
     and amortization of specifically identifiable
     intangible assets:
     Consolidated properties                                 (571)       (528)
     Unconsolidated joint ventures                             (8)         (3)
Gain on sale of investment properties, net of applicable
     income tax provision                                  (1,003)     (1,029)
Impairment loss on depreciable property:
     Unconsolidated joint ventures                            551           -
                                                          -------     -------
Consolidated Funds From Operations                        $47,079     $24,011
                                                          =======     =======

Weighted Average Shares                                    48,135      49,367
                                                          =======     =======

Per Share - Basic:
  Consolidated Net Income                                 $   .57     $   .19
                                                          =======     =======

  Consolidated Funds From Operations                      $   .98     $   .49
                                                          =======     =======

Diluted Weighted Average Shares                            48,780      50,406
                                                          =======     =======

Per Share - Diluted:
  Consolidated Net Income                                 $   .57     $   .18
                                                          =======     =======

  Consolidated Funds From Operations                      $   .97     $   .48
                                                          =======     =======

     The table above shows Funds From Operations ("FFO") and the related reconciliation to Net Income for Cousins Properties Incorporated and Consolidated Entities and its unconsolidated joint ventures. Effective January 1, 2003, the Company adopted the National Association of Real Estate Investment Trusts' ("NAREIT") definition of FFO, which is net income (computed in accordance with accounting principles generally accepted in the United States ("GAAP")), excluding extraordinary items, cumulative effect of change in accounting principle and gains or losses from sales of depreciable property, plus depreciation and amortization or impairment of real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. Prior year FFO has been restated to conform to NAREIT's definition of FFO.

     Prior to 2003, the Company reported FFO based upon NAREIT's definition with certain modifications, including the elimination of straight line rents and reporting stock appreciation rights on a cash basis. A schedule reconciling net income with FFO reported by the Company and FFO calculated pursuant to NAREIT's definition for the past ten years is available through the "Supplemental SEC Information" link on the Company's Web site at www.cousinsproperties.com.

     FFO is used by industry analysts and investors as a supplemental measure of an equity REIT's operating performance. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many industry investors and analysts have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. Thus, NAREIT created FFO as a supplemental measure of REIT operating performance that excludes historical cost depreciation, among other items, from GAAP net income. The use of FFO, combined with the required primary GAAP presentations, has been fundamentally beneficial, improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful. Company management evaluates the operating performance of its reportable segments and of its divisions based on FFO. Additionally, the Company uses FFO and FFO per share, along with other measures, to assess performance in connection with evaluating and granting incentive compensation to its officers and employees.

     In the first quarter 2002, the Company incurred a $3,501,000 loss on early extinguishment of debt and treated it as an extraordinary item in accordance with GAAP. Extraordinary items are not deductible in calculating FFO. As of January 1, 2003, the Company adopted Statement of Financial Accounting Standards No. 145 ("SFAS No. 145"), which no longer characterizes such costs as extraordinary and which requires prior periods to be restated. FFO for the first quarter of 2002 has accordingly been restated. Adoption of SFAS No. 145 had no effect on Net Income.